Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Warner-Lambert Company (the "Company") in their respective capacities set forth below constitutes and appoints Lodewijk J.R. de Vink, Raymond M. Fino, Ernest J. Larini and Gregory L. Johnson and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.



       Signature                                Title                                    Date
      -----------                              -------                                  ------
      /s/Lodewijk J.R. de Vink          Chairman of the Board, President,           May 17, 1999
   -----------------------------        Chief Executive Officer and Director
      Lodewijk J.R. de Vink             (Principal Executive
                                        Officer)


      /s/Ernest J. Larini               Chief Financial Officer and Executive       May 17, 1999
   -----------------------------        Vice President, Administration
        Ernest J. Larini                (Principal Financial Officer)


      /s/Joseph E. Lynch                Vice President and Controller               May 17, 1999
   -----------------------------        (Principal Accounting Officer)
       Joseph E. Lynch


      /s/Robert N. Burt                 Director                                    May 17, 1999
   -----------------------------
       Robert N. Burt


     /s/Donald C. Clark                 Director                                    May 17, 1999
   -----------------------------
       Donald C. Clark


     /s/John A. Georges                 Director                                    May 17, 1999
   -----------------------------
        John A. Georges


     /s/William H. Gray, III            Director                                    May 17, 1999
   -----------------------------
      William H. Gray, III


     /s/William R. Howell               Director                                    May 17, 1999
   -----------------------------
      William R. Howell


   /s/Dr. LaSalle D. Leffall, Jr.       Director                                    May 17, 1999
   -----------------------------
    Dr. LaSalle D. Leffall, Jr.


    /s/George A. Lorch                  Director                                    May 17, 1999
   -----------------------------
      George A. Lorch


       /s/Alex J. Mandl                 Director                                    May 17, 1999
   -----------------------------
        Alex J. Mandl


    /s/Michael I. Sovern                Director                                    May 17, 1999
   -----------------------------
     Michael I. Sovern
















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